Exhibit 99.1

GUILD HOLDINGS COMPANY REPORTS THIRD QUARTER 2021 RESULTS

- Reported Originations of $10 Billion in Third Quarter -
- Net Income of $72 Million in Third Quarter -
- Third Quarter Adjusted Net Income and Adjusted EBITDA of $77 Million and $108 Million, Respectively -
- Results Reinforce Resilient and Differentiated Business Model -
- Declares Special Cash Dividend of $1.00 Per Share -

SAN DIEGO, California November 10, 2021 – Guild Holdings Company (NYSE: GHLD) (“Guild” or the “Company”), a growth-oriented mortgage company that employs a relationship-based loan sourcing strategy to execute on its mission of delivering the promise of homeownership, today announced results for the third quarter ended September 30, 2021.

Third Quarter 2021 Year-Over-Year Highlights
•Total in-house originations of $10.0 billion consistent with the prior-year quarter’s level
•Net revenue of $413.0 million compared to $563.5 million
•Net income of $72.1 million compared to $181.8 million
•Purchase originations represented $6.2 billion, or 61% of overall loan volume
•Adjusted net income and Adjusted EBITDA of $77.5 million and $108.4 million compared to $194.7 and $267.3 million, respectively
•Return on equity of 32.3% and adjusted return on equity of 34.7%

Year-To-Date 2021 Highlights
•Total in-house originations of $28.0 billion, up 14% from 2020
•Net revenue of $1.2 billion, representing a 6% increase from 2020
•Net income of $241.6 million compared to $291.8 million in 2020
•Purchase originations represented $14.6 billion, or 52.3% of overall volume
•Adjusted net income and Adjusted EBITDA totaled $236.1 million and $327.6 million, respectively
•Return on equity of 38.5% and adjusted return on equity of 37.6%

“Our team delivered strong quarterly results including $10.0 billion of originations during the third quarter while maintaining industry-leading margins despite the challenging macroeconomic backdrop. Further, our results reinforce the efficacy of Guild’s purchase-focused mortgage business that delivers a superior personalized borrowing experience, generates consistent volumes across market cycles and facilitates business from repeat clients,” stated Mary Ann McGarry, Chief Executive Officer. “While near-term margins may remain under pressure in the fourth quarter reflecting heightened competition and macro headwinds, we remain confident in the resiliency of our differentiated retail distribution platform, as mortgage volumes increasingly skew in favor of purchase loans. Finally, I want to thank the RMS team for their efforts through the integration process. Together, we are working to drive sustainable growth over the long-term.”

Other Highlights Subsequent to Quarter End:
•The Board of Directors of Guild declared a special cash dividend of $1.00 per share on its Class A and Class B common stock. The $1.00 per share dividend will be paid on or about December 8, 2021 to stockholders of record on November 22, 2021.

Third Quarter Results:
•Originated 61% of closed loan origination volume from purchase business, compared to the Mortgage Bankers Association average of 45%
•Gain on sale margins on originations of 396 bps
•Gain on sale margins on pull-through adjusted locked volume of 381 bps
•Refinance recapture rate of 62%

Third Quarter Summary
Please refer to “Key Performance Indicators” and “GAAP to Non-GAAP Reconciliations” elsewhere in this release for a description of the key performance indicators and definitions of the non-GAAP measures and reconciliations to the nearest comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

($ amounts in millions, except per share amounts)	3Q’21	3Q’20	%∆	YTD’21	YTD’20	%∆
Total in-house originations	$10,032.2	$10,046.5	—%	$27,973.3	$24,605.3	14%
Gain on sale margin on originations (bps)	396	562	(30)%	420	528	(20)%
Gain on sale margin on pull-through adjusted locked volume	381	489	(22)%	425	436	(3)%
UPB of servicing portfolio (period end)	$67,965.0	$56,428.9	20%	$67,965.0	$56,428.9	20%
Net revenue	$413.0	$563.5	(27)%	$1,233.3	$1,167.8	6%
Total expenses	$315.5	$317.5	(1)%	$908.3	$775.3	17%
Net income	$72.1	$181.8	(60)%	$241.6	$291.8	(17)%
Return on equity	32.3%	121.8%	(73)%	38.5%	71.1%	(46)%
Adjusted net income	$77.5	$194.7	(60)%	$236.1	$432.2	(45)%
Adjusted EBITDA	$108.4	$267.3	(59)%	$327.6	$592.8	(45)%
Adjusted return on equity	34.7%	130.5%	(73)%	37.6%	105.4%	(64)%
Earnings per share	$1.18	(*)	(*)	$4.01	(*)	(*)
Diluted earnings per share	$1.17	(*)	(*)	$3.99	(*)	(*)
Adjusted earnings per share	$1.27	(*)	(*)	$3.91	(*)	(*)
(*) The Company does not have a calculated earnings per share for prior periods due to the fact the Company’s stock was not publicly traded prior to the fourth quarter of 2020.
Third Quarter Origination Segment Results
Origination segment net income declined to $100.5 million from $287.4 million driven primarily by the decline in gain on sale margin and origination volumes. Gain on sale margins on originations declined approximately 30% year-over-year to 396 bps. Gain on sale margins on pull-through adjusted locked volume decreased 22% year-over-year to 381 bps. Total pull-through adjusted locked volume in the third quarter was $10.4 billion. The segment’s expenses increased 6% to $296.9 million compared to $279.6 million in the prior-year quarter primarily due to increased variable incentive compensation paid to our origination teams and additional employees in connection with the acquisition of RMS.

($ amounts in millions)	3Q’21	3Q’20	%∆	YTD’21	YTD’20	%∆
Total in-house originations	$10,032.2	$10,046.5	—%	$27,973.3	$24,605.3	14%
In-house originations # (000’s)	33	36	(8)%	95	88	8%
Net revenue	$397.4	$567.0	(30)%	$1,177.9	$1,303.9	(10)%
Total expenses	$296.9	$279.6	6%	$838.5	$693.1	21%
Net income allocated to origination	$100.5	$287.4	(65)%	$339.4	$610.9	(44)%

Third Quarter Servicing Segment Results
Net income attributed to the servicing segment was $10.1 million compared to a loss of $11.5 million in the prior year. The Company’s in-house servicing portfolio grew 20% year-over-year to $68.0 billion, with loan servicing and other fees growing 25% to $50.2 million. Guild retained servicing rights of 73% for total loans sold in the third quarter of 2021.

Net revenue totaled $17.2 million compared to negative $1.4 million in the prior-year quarter due to adjustments to the fair value of the Company’s mortgage servicing rights. In the third quarter 2021, fair value adjustments totaled a loss of $35.5 million, compared to a loss of $41.0 million in the prior year. Guild recaptured 62% of refinance volumes as new originations, which aligns with the Company’s symbiotic business model. Servicing expenses were down 30% year-over-year primarily due to reductions in our foreclosure loss reserve in 2021 as more homeowners exited forbearance plans and avoided foreclosure.

As of September 30, 2021, approximately 1.8% of the loans in the Company’s servicing portfolio had elected the forbearance option compared to an industry average of 2.9%, as reported by the Mortgage Bankers Association.

($ amounts in millions)	3Q’21	3Q’20	%∆	YTD’21	YTD’20	%∆
UPB of servicing portfolio (period end)	$67,965.0	$56,428.9	20%	$67,965.0	$56,428.9	20%
# Loans serviced (000’s) (period end)	293	260	13%	293	260	13%
Loan servicing and other fees	$50.2	$40.2	25%	$143.1	$116.5	23%
Valuation adjustment of MSRs	($35.5)	($41.0)	13%	($84.6)	($245.8)	66%
Net revenue	$17.2	($1.4)	(1335)%	$59.9	($129.7)	146%
Total expenses	$7.1	$10.2	(30%)	$31.6	$29.8	6%
Net income (loss) allocated to servicing	$10.1	($11.5)	188%	$28.3	($159.5)	118%
Balance Sheet and Liquidity Highlights
The Company’s operating cash position was $302.9 million at September 30, 2021. The Company’s unutilized loan funding capacity represented $1.7 billion, while the unutilized Mortgage Servicing Rights line of credit was $149.4 million, based on total committed amounts and borrowing base limitations.

(in millions)	September 30, 2021	December 31, 2020
Cash and cash equivalents	$302.9	$334.6
Mortgage servicing rights, net	$625.1	$447.0
Warehouse lines of credit	$1,908.0	$2,143.4
Notes payable	$165.3	$145.8
Total stockholders’ equity	$937.5	$736.0

Webcast and Conference Call
The Company will host a webcast and conference call on Wednesday, November 10, 2021 at 5 p.m. Eastern Time to discuss the Company’s results for the third quarter ended September 30, 2021.
The conference call will be available on the Company's website at https://ir.guildmortgage.com/. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register. The conference call can also be accessed by the following dial-in information:

•1-877-407-0789 (Domestic)
•1-201-689-8562 (International)

A replay of the call will be available on the Company's website at https://ir.guildmortgage.com/ approximately two hours after the live call through November 24, 2021. The replay is also available by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (international). The replay pin number is 13723583.
About Guild Holdings Company
Guild is a growth-oriented mortgage company that employs a relationship-based loan sourcing strategy to execute on its mission of delivering the promise of homeownership in neighborhoods and communities across the United States. Guild was established in 1960 and as of September 30, 2021, has expanded its retail origination operation to serve homebuyers in 42 states.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

Important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements include, but are not limited to, the following: the effects of the ongoing COVID-19 pandemic; any disruptions in the secondary home loan market and their effects on our ability to sell the loans that we originate; any changes in certain U.S. government-sponsored entities and government agencies, including Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, Government National Mortgage Association, the Federal Housing Administration, the United States Department of Agriculture Rural Development and the United States Department of Veteran’s Affairs, or their current roles; the effects of any termination of our servicing rights; any changes in macro-economic conditions and in U.S. residential real estate market conditions, including changes in prevailing interest rates or monetary policies; the effects of our existing and future indebtedness on our liquidity and our ability to operate our business; any failure in our risk management strategies to mitigate market risk exposure; any failure to maintain or grow our historical referral relationships with our referral partners; any delays in recovering service advances; our inability to attract, integrate and retain qualified personnel; inaccuracies in the estimates of the fair value of the substantial portion of our assets that are measured on that basis (including our mortgage servicing rights, or “MSRs”); the costs of potential litigation and claims; any failure to maintain, adapt, and improve the technological infrastructure that supports our origination and servicing platform; any failure to continue the historical levels of growth in our market share in the mortgage origination and servicing industry; any decline in our ability to recapture loans from borrowers who refinance; our failure to identify, develop and integrate acquisitions of other companies or technologies, or any diversion of our management’s attention due to the foregoing, including risks related to our recent acquisition of Residential Mortgage Services Holdings, Inc.; the failure of the internal models that we use to manage risk and make business decisions to produce reliable or accurate results; the degree of business and financial risk associated with certain of our loans; any cybersecurity breaches or other attacks involving our computer systems or those of our third-party service providers; any changes in technology and consumer outreach techniques; our inability to secure additional capital, if needed, to operate and grow our business; the impact of operational risks, including employee or consumer fraud, the obligation to repurchase sold loans in the event of a documentation error, and data processing system failures and errors; any repurchase or indemnification obligations caused by the failure of the loans that we originate to meet certain criteria or characteristics; the seasonality of the mortgage origination industry; any failure to protect our brand and reputation; the risks associated with adverse weather conditions, and man-made or natural events, pandemics, terrorist attacks and the effects of climate change; any non-compliance with the complex laws and regulations governing our industry and the related costs associated with maintaining and monitoring compliance; any changes in the laws and regulations governing our industry that would require us to change our business practices, raise compliance costs or other costs of doing business; any failure to obtain and maintain the appropriate state licenses required for originating or servicing mortgages in such states; our exposure to additional income tax liabilities and changes in tax laws, or disagreements with the Internal Revenue Service regarding our tax positions; any failure to adequately protect our intellectual property and the costs of any potential intellectual property disputes; our control by, and any conflicts of interest with, McCarthy Capital

Mortgage Investors, LLC; the risks related to our status as a “controlled company”; the significant influence on our business that members of our board and management team are able to exercise as stockholders; our dependence, as a holding company, upon distributions from Guild Mortgage Co. to meet our obligations; the risks related to our becoming a public company; the risks related to our Class A common stock and our dual class common stock structure; and the other risks, uncertainties and factors set forth under Item IA. – Risk Factors and all other disclosures appearing in Guild’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as other documents Guild files from time to time with the Securities and Exchange Commission.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we undertake no obligation to update any forward-looking statement made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

Non-GAAP Financial Measures
To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we disclose certain financial measures for our consolidated and operating segment results on both a GAAP and a non-GAAP (adjusted) basis. The non-GAAP financial measures disclosed should be viewed in addition to, and not as an alternative to, results prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.
Adjusted Net Income. We define Adjusted Net Income as earnings before the change in the fair value measurements related to our MSRs, contingent liabilities related to completed acquisitions due to changes in valuation assumptions, amortization of acquired intangible assets and stock-based compensation. The fair value of our MSRs is estimated based on a projection of expected future cash flows and the fair value of our contingent liabilities related to completed acquisitions is estimated based on a projection of expected future earn-out payments. Adjusted Net Income is also adjusted by applying an implied tax effect to these adjustments. The Company excludes the change in the fair value of its MSRs due to changes in model inputs and assumptions from Adjusted Net Income and Adjusted EBITDA because the Company believes this non-cash, non-realized adjustment to total revenues is not indicative of the Company’s operating performance or results of operation but rather reflects changes in model inputs and assumptions (e.g., prepayment speed, discount rate and cost to service assumptions) that impact the carrying value of the Company’s MSRs from period to period. The Company also excludes amortization of acquired intangible assets and stock-based compensation because the Company believes these are non-cash expenses that are not reflective of its core operations or indicative of its ongoing operations.
Adjusted EBITDA. We define Adjusted EBITDA as earnings before interest (without adjustment for net warehouse interest related to loan fundings and payoff interest related to loan prepayments), taxes, depreciation and amortization exclusive of any change in the fair value measurements of the MSRs due to valuation assumptions, contingent liabilities from business acquisitions and stock-based compensation. The Company excludes the change in the fair value of its MSRs due to changes in model inputs and assumptions from Adjusted Net Income and Adjusted EBITDA because the Company believes this non-cash, non-realized adjustment to net revenues is not indicative of the Company’s operating performance or results of operation but rather reflects changes in model inputs and assumptions (e.g., prepayment speed, discount rate and cost to service assumptions) that impact the carrying value of the Company’s MSRs from period to period. The Company also excludes stock-based compensation because the Company believes it is a non-cash expense that is not reflective of its core operations or indicative of its ongoing operations.
Adjusted Return on Equity. We define Adjusted Return on Equity as Adjusted Net Income as a percentage of average beginning and ending stockholders’ equity during the period. For periods of less than one year, Return on Equity and Adjusted Return on Equity are shown on an annualized basis.
We use these non-GAAP financial measures to evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. These non-GAAP financial measures are designed to evaluate operating results exclusive of fair value adjustments that are not indicative of management’s operating performance. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.
Our non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than net income (loss), which is the most directly comparable financial measure calculated and presented in accordance with GAAP for Adjusted Net Income and Adjusted EBITDA, and Return on Equity, which is the most directly comparable financial measure calculated and presented in accordance with GAAP for Adjusted Return on Equity. These limitations include that these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

For more information on these non-GAAP financial measures, please see the “GAAP to Non-GAAP Reconciliations” included at the end of this release.

Contacts
Investors: investors@guildmortgage.net 858-956-5130 Media: Melissa Rue Nuffer, Smith, Tucker mkr@nstpr.com 619-296-0605 Ext. 247

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except share and per share amounts)	September 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$302,931	$334,623
Restricted cash	6,022	5,010
Mortgage loans held for sale	2,139,346	2,368,777
Ginnie Mae loans subject to repurchase right	913,438	1,275,842
Accounts and interest receivable	52,180	43,390
Derivative asset	55,792	130,338
Mortgage servicing rights, net	625,149	446,998
Intangible assets, net	43,013	—
Goodwill	175,144	62,834
Other assets	171,317	150,275
Total assets	$4,484,332	$4,818,087
Liabilities and stockholders’ equity
Warehouse lines of credit	$1,907,995	$2,143,443
Notes payable	165,259	145,750
Ginnie Mae loans subject to repurchase right	913,438	1,277,026
Accounts payable and accrued expenses	66,047	41,074
Accrued compensation and benefits	81,003	106,313
Investor reserves	18,665	14,535
Income taxes payable	—	19,454
Contingent liabilities due to acquisitions	77,189	18,094
Derivative liability	—	38,270
Operating lease liabilities	98,485	94,891
Note due to related party	3,126	4,639
Deferred compensation plan	98,787	89,236
Deferred tax liability	116,823	89,370
Total liabilities	3,546,817	4,082,095
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.01 par value; 250,000,000 shares authorized; 20,663,625 and 19,666,981 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	207	197
Class B common stock, $0.01 par value; 100,000,000 shares authorized; 40,333,019 shares issued and outstanding at September 30, 2021 and December 31, 2020	403	403
Additional paid-in capital	39,321	18,035
Retained earnings	897,584	717,357
Total stockholders' equity	937,515	735,992
Total liabilities and stockholders’ equity	$4,484,332	$4,818,087

Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2021	2020	2021	2020
Revenue
Loan origination fees and gain on sale of loans, net	$396,961	$565,009	$1,174,308	$1,298,302
Loan servicing and other fees	50,248	40,159	143,099	116,469
Valuation adjustment of mortgage servicing rights	(35,535)	(41,006)	(84,581)	(245,816)
Interest income	16,652	14,905	46,386	41,854
Interest expense	(15,310)	(15,488)	(46,030)	(42,929)
Other income, net	(59)	(35)	71	(39)
Net revenue	412,957	563,544	1,233,253	1,167,841
Expenses
Salaries, incentive compensation and benefits	270,894	273,560	770,181	650,458
General and administrative	24,807	27,255	83,508	75,447
Occupancy, equipment and communication	18,014	14,315	47,508	41,515
Depreciation and amortization	4,107	1,822	7,369	5,515
Provision for foreclosure losses	(2,325)	547	(306)	2,407
Total expenses	315,497	317,499	908,260	775,342
Income before income tax expense	97,460	246,045	324,993	392,499
Income tax expense	25,364	64,223	83,355	100,688
Net income	$72,096	$181,822	$241,638	$291,811

Net income per share attributable to Class A and Class B Common Stock:
Basic	$1.18		$4.01
Diluted	$1.17		$3.99
Weighted average shares outstanding of Class A and Class B Common Stock:
Basic	60,986		60,332
Diluted	61,400		60,618

Key Performance Indicators
Management reviews several key performance indicators to evaluate our business results, measure our performance and identify trends to inform our business decisions. Summary data for these key performance indicators is listed below.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ and units in thousands)	2021	2020	2021	2020
Origination Data
$ Total in-house origination(1)	$10,032,157	$10,046,461	$27,973,347	$24,605,336
# Total in-house origination	33	36	95	88
$ Retail in-house origination	9,798,139	9,790,466	27,222,303	23,977,194
# Retail in-house origination	32	35	92	85
$ Retail brokered origination(2)	32,226	13,865	64,897	56,288
Total originations	$10,064,383	$10,060,326	$28,038,244	$24,661,624
Gain on sale margin (bps)(3)	396	562	420	528
Pull-through adjusted locked volume(4)	10,426,317	11,549,458	27,622,658	29,762,766
Gain on sale margin on pull-through adjusted locked volume (bps)(5)	381	489	425	436
Refinance recapture rate(6)	62%	64%	63%	66%
Purchase origination %	61%	50%	52%	47%
Servicing Data
UPB (period end)(7)	$67,964,979	$56,428,908	$67,964,979	$56,428,908
_________________
(1)Includes retail and correspondent loans and excludes brokered loans.
(2)Brokered loans are defined as loans we originate in the retail channel that are processed by us but underwritten and closed by another lender. These loans are typically for products we choose not to offer in-house.
(3)Represents loan origination fees and gain on sale of loans, net divided by total in-house origination to derive basis points.
(4)Pull-through adjusted locked volume is equal to total locked volume multiplied by pull-through rates of 91.1% and 88.1% as of September 30, 2021 and 2020, respectively. We estimate the pull-through rate based on changes in pricing and actual borrower behavior using a historical analysis of loan closing data and “fallout” data with respect to the number of commitments that have historically remained unexercised.
(5)Represents loan origination fees and gain on sale of loans, net divided by pull-through adjusted locked volume.
(6)Refinance recapture rate is calculated as the total UPB of our clients that originated a new mortgage with us to refinance an existing mortgage in a given period, divided by the total UPB of our clients that paid off their existing mortgage and originated a new mortgage in the same period.
(7)Excludes subserviced portfolio of $1.2 billion and $1.0 billion as of September 30, 2021 and 2020, respectively.

GAAP to Non-GAAP Reconciliations
Reconciliation of Net Income to Adjusted Net Income (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2021	2020	2021	2020
Net income	$72.1	$181.8	$241.6	$291.8
Add adjustments:
Change in fair value of MSRs due to model inputs and assumption	(1.8)	9.5	(32.5)	160.5
Change in fair value of contingent liabilities due to acquisitions	5.5	7.9	18.6	27.9
Amortization of acquired intangible assets	2.0	—	2.0	—
Stock-based compensation	1.5	—	4.6	—
Tax impact of adjustments(1)	(1.8)	(4.4)	1.9	(48.1)
Adjusted Net Income	$77.5	$194.7	$236.1	$432.2

Weighted average shares outstanding of Class A and Class B Common Stock	61		60
Earnings per share	$1.18		$4.01
Adjusted earnings per share(2)	$1.27		$3.91
_________________
Amounts may not foot due to rounding.
(1)Implied tax rate used was 25.5%.
(2)We define adjusted earnings per share as our adjusted net income divided by the basic weighted average shares outstanding of Class A and Class B common stock.
Reconciliation of Net Income to Adjusted EBITDA (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2021	2020	2021	2020
Net income	$72.1	$181.8	$241.6	$291.8
Add adjustments:
Interest expense on non-funding debt	1.6	2.1	4.6	6.4
Income tax expense	25.4	64.2	83.4	100.7
Depreciation and amortization	4.1	1.8	7.4	5.5
Change in fair value of MSRs due to model inputs and assumptions	(1.8)	9.5	(32.5)	160.5
Change in fair value of contingent liabilities due to acquisitions	5.5	7.9	18.6	27.9
Stock-based compensation	1.5	—	4.6	—
Adjusted EBITDA	$108.4	$267.3	$327.6	$592.8

Reconciliation of Return on Equity to Adjusted Return on Equity (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2021	2020	2021	2020
Numerator: Adjusted Net Income	$77.5	$194.7	$236.1	$432.2
Denominator: Average stockholders’ equity	893.1	596.9	836.8	546.9
Adjusted Return on Equity	34.7%	130.5%	37.6%	105.4%
Return on Equity	32.3%	121.8%	38.5%	71.1%